UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

PREMIER PRODUCTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51232	85-3285491
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6303 Owensmouth, #1058

Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

818-798-1878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

February 9, 2021, the Board appointed Mr. Tony Hicks as Chairman of the Board of Directors and CEO. Mr. Darrell Calloway was appointed, President, and appointed Jeffrey Brooks as Chief Marketing and Revenue Officer.

The Company changed titles of (2) members and added (1) member, as the following table illustrates:

Name	Age	Position(s)
Tony Hicks	57	Chairman & CEO
Darrell Calloway	59	President
Jeffrey Brooks	70	Chief Marketing & Revenue Officer

Tony Hicks, age 57. For over twenty -five years Mr. Hicks has been an active Senior Partner with Trai Beverly Hills, where he remodeled 250+ residential and commercial homes around the country. For ten years, he owned and managed a successful residential and commercial mortgage lending company. Most recently, he has partnered with World Heavyweight Champion and multi-million-dollar pitch man George Foreman as the founder and creator of the Choosing Independence Visa Debit Card program, a global initiative focused on helping students eliminate student loan debt.

Darrell Calloway, age 59. Mr. Calloway has twenty-six plus years of experience in real estate development and urban land economics. Proven history of providing insightful market analysis on a strong understanding of financial trends and patterns to problem solve and provide optimal advice and identify commercial opportunities. Darrell has advanced communication and creative problem-solving skills, with a sound background in delivering project support for all the stages from initial design to final occupancy to property operations.

Jeffrey Brooks, age 70. For over twenty years Mr. Brooks has been a pathfinder, connecting strategies and actions into to driving revenues for Technology, B2B & B2C Companies. Mr. Brooks Brings leadership to the intersection of business, technology, marketing, sales and operations. Mr. Brooks Manages cross-functional teams leveraging best practices & expertise in; New Business Development, Channel Development, Brand Management, Product & Service Marketing, Partnership Development. Mr. Brooks is a former Sony Corporation of America, Senior Vice President of Marketing. Achievements included boosting revenues to $12.5 billion by achieving an average 22% annual compound growth rate. Mr. Brooks earned his, Bachelor of Science from Rochester Institute of Technology,) MBA in Marketing from Temple University. He also attended the Harvard University Advanced Management Program (sponsored by Sony Corporation), The Company entered into an employment agreement with Jeffrey Brooks on February 9, 2021

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Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 3rd, 2020, Premier Products Group, Inc. filed an amendment to its Article of Incorporation with the State of Delaware to increase the authorized shares from 500,000,000 shares to 2,000,000,000 shares. The Board decided in the best interest of the Company and its’ Shareholders, that the Board had to authorize more shares to be able to hire and retain high-end professional executives to run operations and use available common shares to purchase potential business’ to drive revenue and profits going forward.

The Company has taken all necessary actions to amend the Articles of Incorporation with State of Delaware as required, to ensure our shareholder have up to date and accurate information regarding PMPG’s corporate actions as stated above.

Item 8.01 Other Events.

As of February 5, 2021, the official physical address for Premier Products Group Inc. is as follows:

Premier Products Group, Inc.

6303 Owensmouth, Suite 1058

Woodland Hills, CA 91367

As of February 5, 2021 the official phone number for Premier Products Group, Inc. will be (818) 798-1878.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	State of Delaware Certificate of Amendment of Certificate of Incorporation Authorizing Additional Shares

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: February 12, 2021	/s/ Tony Hicks
Chairman & CEO

Date: February 12, 2021	/s/ Edward Y. Lee
Edward Y. Lee

Date: February 12, 2021	/s/ Wil Hicks
Wil Hicks

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